UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin Street, Suite 140 Houston, TX	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 par value pershare	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on October 10, 2022, Kiromic BioPharma, Inc. (the “Company”) and certain current and former officers and directors of the Company (together with the Company, the “Defendants”) entered into a Stipulation of Settlement and Mutual Release (the “Initial Settlement Agreement”) with entities related to Empery Asset Management, LP (the “Empery Entities”) and entered into an Initial Settlement Agreement with Sabby Volatility Warrant Master Fund Ltd. (“Sabby”, together with the Empery Entities, the “Plaintiffs”), respectively, in connection with a case filed by the Plaintiffs against the Defendants for alleged violations of Sections 11, 12, and 15 of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the purchase of Company’s common stock through the Company’s public offering that closed on July 2, 2021. Pursuant to the Initial Settlement Agreements, the Plaintiffs and the Defendants agreed to dismiss the case with prejudice against all Defendants (including ThinkEquity, LLC) with no admission of liability (the “Settlement”). As part of the Settlement, the Company agreed to (a) make a $75,000 cash payment to each of the Empery Entities and Sabby and (b) issue convertible notes (the “Settlement Notes”) in the aggregate principal amount of $1,656,720 to each of the Empery Entities and Sabby. The Settlement Notes are convertible into shares of the Company’s common stock (the “Conversion Shares”) at an initial conversion price per share of $0.3068 (the “Conversion Price”), subject to a beneficial ownership limitation equivalent to 9.99% (“Beneficial Ownership Limitation”).

Both Initial Settlement Agreements were conditioned upon the Company obtaining financing no later than October 18, 2022 for aggregate gross proceeds to the Company of not less than $5 million (the “Conditional Financing”), after which within one business day the parties should promptly submit a joint motion seeking  approval of the Initial Settlement Agreements under Section 3(a)(10) of the Securities Act (the “Joint Motion”) from the United States District Court for the Southern District of New York (the “Court”).

On October 27, 2022, the Defendants entered into an Amended Stipulation of Settlement and Mutual Release with the Empery Entities (the “Amended Empery Settlement Agreement”) and Sabby (together with the Amended Empery Settlement Agreement, the “Amended Settlement Agreements”), respectively. Both Amended Settlement Agreements removed the satisfaction of the Conditional Financing as a condition to the Settlement and provided that the parties shall file the Joint Motion no later than October 25, 2022. The Amended Empery Settlement Agreement shall become void if the Court does not approve the Joint Motion by November 15, 2022, subject to extension by the Empery Entities.

On November 2, 2022, the Court granted the Joint Motion, pursuant to which the Settlement Notes will be unrestricted and exempt from the registration requirements of the Securities Act, and the Conversion Shares, when issued upon conversion of the Settlement Notes in accordance with the terms set forth therein, will also be unrestricted and exempt from the registration requirements of the Securities Act.

The foregoing description of the Amended Settlement Agreements is qualified in its entirety by reference to the full text of such Amended Settlement Agreements, copies of which are attached hereto as exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The Settlement Notes, in aggregate, shall be convertible into a maximum of 10,800,000 shares of the Company’s common stock, subject to the adjustment of the Conversion Price and the Beneficial Ownership Limitation. The issuance of the Settlement Notes and the Conversion Shares will be under the exemption provided by Section 3(a)(10) of the Securities Act in accordance with the Joint Motion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended Stipulation of Settlement and Mutual Release, dated October 27, 2022, by and among Kiromic Biopharma, Inc., Empery Asset Master, Ltd. and other parties

10.2	Amended Stipulation of Settlement and Mutual Release, dated October 27, 2022, by and among Kiromic Biopharma, Inc., Sabby Volatility Warrant Master Fund Ltd. and other parties

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2022	KIROMIC BIOPHARMA, INC.

	By:	/s/ Daniel Clark
		Name:	Daniel Clark
		Title:	Chief Financial Officer